Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of
The Dreyfus/Laurel Funds Trust:

We consent to the use of our report dated February 25, 2011, for Dreyfus Core Value Fund, a series of The Dreyfus/Laurel Funds Trust, incorporated herein by reference and to the references to our firm under the headings “Independent Registered Public Accounting Firm”, “Financial Statements and Experts” and in Exhibit A: “Representations and Warranties” in the Prospectus/Proxy Statement on Form N-14.

/s/ KPMG LLP

New York, New York
April 15, 2011